                                                                     EXHIBIT 3.1

                             [LOGO INDUSTRY CANADA]


                                  CERTIFICATE
                                  OF AMENDMENT

                                CANADA BUSINESS
                                CORPORATIONS ACT

                                 SR TELECOM INC.

                           --------------------------
                              NAME OF CORPORATION



                                    213609-1
                           --------------------------
                               CORPORATION NUMBER

I hereby certify that the articles of the above-named corporation were amended

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; [ ]

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; [ ]

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; [X]

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; [ ]


                             /s/______________________
                                Director

                                  July 8, 1999
                               Date of Amendment

                                  [LOGO CANADA]

                                 INDUSTRY CANADA

                                 CANADA BUSINESS

                                 CORPORATION ACT

                                     FORM 4

                              ARTICLES OF AMENDMENT
                              (SECTION 27 OR 177)

1-    Name of Corporation

      SR TELECOM INC.

2-    Corporation No.

      213609-1

3-    The articles of the above-named corporation are amended as follows:

      (a) to increase the maximum number of directors of the Corporation from nine (9) to twelve (12) directors so that the number of directors shall be a minimum of three (3) directors and a maximum of twelve
          (12), with the actual number of directors to be determined, from time to time, by the Board of Directors.

      (b) to provide that, in addition to any power the directors may have pursuant to the Canada Business Corporations Act to fill vacancies among their number, but subject to the maximum number of directors provided for in the articles, the directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided that the total number of additional directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

4- On the issue of a Certificate as to this amendment, the Articles of the Corporation will, pursuant to section 112(2) of the Act, be deemed to be amended as of the 21st day of April, 1999, the date upon which the amendment was adopted at a Meeting of the Shareholders of the Corporation.


                               /s/ Thomas F. Byrne
-------------------------      -------------------       ----------------------
Date                           Signature                 Title
April 21, 1999                 Thomas F. Byrne           Secretary


FOR DEPARTMENTAL USE ONLY
FILED JUL. 12, 1999
7530-21-936-1387 (01-93) 46

                           [LOGO CANADA] CONSUMER AND
                            CORPORATE AFFAIRS CANADA

                              RESTATED CERTIFICATE
                                OF INCORPORATION

                                CANADA BUSINESS
                                CORPORATIONS ACT

SR TELECOM INC.                                                       213609-1
Name of Corporation                                                    Number

I hereby certify that the Articles of Incorporation of the above-mentioned Corporation were restated under Section 174 of the Canada Business Corporations Act as set out in the attached Restated Articles of Incorporation.

-------------------------
Signature
Director

April 22, 1988
Effective Date of Restatement

                        CANADA BUSINESS CORPORATIONS ACT

                                     FORM 7

                       RESTATED ARTICLES OF INCORPORATION

                                  (Section 174)

1-    NAME OF CORPORATION                    Corporation No.

      SR TELECOM INC.

2-    THE PLACE IN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

      The territory of the Montreal Urban Community of Quebec

3- THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

      The Corporation is authorized to issue Common Shares and Preferred Shares, in the numbers and with rights, privileges, restrictions and conditions respectively attached as follows:

      1. The Corporation may issue an unlimited number of Common shares (the COMMON SHARES) and an unlimited number of preferred shares (the PREFERRED SHARES).

      2. The Common Shares shall carry and be subject to the following rights, privileges and conditions:

          (a) the holders of the Common Shares are entitled to vote at all meetings of shareholders and each Common Share entitles the holder thereof to one vote at a meeting of shareholders;

          (b) subject to the rights of shareholders of any class or series that is preferred to the common shares, the holders of the Common Shares are entitled to receive dividends declared by the Board of Directors;

3- THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

          (c) subject to the rights of shareholders of any class that is preferred to the Common Shares, the holders of the Common Shares are entitled to receive the remaining property of the Corporation in the event of bankruptcy, winding up, dissolution or liquidation and dissolution of the Corporation.

      3. The Preferred Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

          (a) Preferred Shares may be issued from time to time and at any time in one or more series, each of which series shall consist of such number of Preferred Shares as the Board of Directors of the Corporation may determine by resolution before the issuance thereof;

          (b) By resolution adopted before the issuance of each series of Preferred Shares, and subject always to the following conditions and the provisions of the Canada Business Corporations Act, the Board of Directors shall determine the description of each series of Preferred Shares, as well as the rights, privileges and conditions attached thereto, and without limitation, the Board of Directors may determine:

               (i) the rate of preferred dividends, cumulative or non-cumulative, the amounts of the payment, the date or dates of payment, the place or places of payment and the date after which such dividends shall accumulate, as the case may be;

3- THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

               (ii) the right of the Corporation to purchase or redeem the Preferred Shares of any series in accordance with the provisions of the Canada Business Corporation Act, as well as the purchase or redemption price thereof;

               (iii) the rights of the holders of the Preferred Shares of a certain series to deposit such shares with the Corporation for redemption and to force the Corporation to effect such redemption;

               (iv) the terms and conditions of any share purchase fund or sinking fund for a series of preferred shares;

               (v) the restrictions, if any, imposed on the payment of dividends on the Common Shares, subject always to the issuance by the Director, Corporations Branch, of a Certificate of Amendment to the Articles of the Corporation in accordance with the Canada Business Corporations Act;

          (c) except as otherwise specifically provided in the Canada Business Corporations Act, the holders of the Preferred Shares shall not be entitled to vote for the election of directors or for any other purpose; nor shall they be entitled to receive notice of or to attend Shareholders' meetings; if, however, the holders of the

3- THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

               Preferred Shares are by law entitled to vote separately as a class or a series, each holder of the class or series of Preferred Shares, as the case may be, is entitled to one (1) vote for each Preferred Share held in the class or series;

          (d) the holders of the Preferred Shares are not entitled to vote separately as a class or series in the case of an amendment of the Articles of Incorporation pursuant to paragraphs (a), (b) and
               (e) of subsection 170(1) of the Canada Business Corporations Act;

          (e) no dividend shall be declared, paid or set aside for payment on the Common Shares during any fiscal year, of the Corporation unless, during such fiscal year, the prescribed dividends for any series of Preferred Share (including any accumulated dividends) have been declared, paid or set aside for future payment on all issued and outstanding Preferred Shares;

          (f) in the event of bankruptcy, winding up, dissolution or liquidation and dissolution of the Corporation or of any other distribution of capital, no sum shall be paid to nor shall any assets be distributed among the holders of the Common Shares until there shall have been paid to the holders of the Preferred Shares a price equal to the consideration received for each issued and outstanding Preferred Share together with

3- THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

               all dividends declared thereon and unpaid or any cumulative dividends and the holders of the Preferred Shares shall be entitled to be paid equally and rateably all such monies out of the assets of the Corporation and no more, and the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Common Shares;

          (g) the Preferred Shares in any series rank equally with the Preferred Shares in all other series with regard to the payment of dividends and distribution of the assets of the Corporation in the event of winding up of the Corporation or any other distribution of capital; the holders of the Preferred Shares in any series participate pro rata in the payment of cumulative dividends and the refund of capital in the event that such payment or refund has not been effected for the entire series.

4-    RESTRICTIONS IF ANY ON SHARE TRANSFERS

      None

5-    MINIMUM AND MAXIMUM NUMBER OF DIRECTORS

      A minimum of 3 and a maximum of 9 directors

6-    RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

      None

7-    OTHER PROVISIONS IF ANY

      Without in any way limiting the powers conferred on the directors by the Canada Business Corporations Act, the directors of the Corporation may from time to time without authorization from the shareholders:

7-    OTHER PROVISIONS IF ANY

      (a) borrow money upon the credit of the Corporation;

      (b) limit or increase the amount to be borrowed;

      (c) issue, reissue, sell or pledge debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;

      (d) subject to Section 42 of the Canada Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (e) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.



The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation


                               /s/ Donald M. Beaupre
-------------------------      ---------------------     ----------------------
Date                           Signature                 Description of Office
April 20, 1988                 Donald M. Beaupre         President

FOR DEPARTMENTAL USE ONLY

Filed April 22, 1988